UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 16, 2007

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address and zip code of principal executive offices)
(630) 271-3600
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, Hub Group, Inc. issued a press release announcing that on March 16, 2007, Thomas White, Hub Group’s Senior Vice President, Chief Financial Officer and Treasurer, resigned his employment with Hub Group. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. White will continue to be paid his base salary through the earlier of the date he takes another position or August 30, 2007.

On March 16, 2007, Terri A. Pizzuto, age 48, was appointed Executive Vice President, Chief Financial Officer and Treasurer. Ms. Pizzuto has been Hub Group’s Vice President of Finance since July 2002. Prior to joining Hub Group, Ms. Pizzuto was a partner in the Assurance and Business Advisory Group at Arthur Andersen LLP. Ms. Pizzuto worked for Arthur Andersen LLP for 22 years holding various positions and serving numerous transportation and distribution companies. Ms. Pizzuto received a Bachelor of Science in Accounting from the University of Illinois in 1981 and she is a CPA.

Ms. Pizzuto’s base salary in her new position will be $300,000 with a target bonus of $181,800.

9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued March 20, 2007

                                        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: March 20, 2007	By /s/ David P. Yeager
David P. Yeager
Chief Executive Officer and Vice Chairman

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated March 20, 2007.